Exhibit 23.3

Poseidon Containers Holdings Corp.

c/o Technomar Shipping Inc.

3-5 Menandrou Street

14561, Kifissia

Athens, Greece

July 21, 2015

Gentlemen:

Reference is made to the Form F-1 registration statement and prospectus included therein, including any amendments or supplements thereto (the “Registration Statement”) relating to the public offering of common shares of Poseidon Containers Holdings Corp. (the “Company”). We hereby consent to all references to our name in the Registration Statement and to the use of the statistical information supplied by us and attributed to us as set forth in the section of the Registration Statement entitled “The International Containership Industry” and the data specifically attributed to us under the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Conditions and Results of Operations,” and “Business.” We further advise the Company that our role has been limited to the provision of such statistical data supplied by us. With respect to such statistical data, we advise you that:

(1) we have accurately described the international containership industry, subject to the availability and reliability of the data supporting the statistical and graphical information presented; and

(2) our methodologies for collecting information and data may differ from those of other sources and does not reflect all or even necessarily a comprehensive set of the actual transactions occurring in the containership shipping industry.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and to the references to our firm in the sections of the Registration Statement entitled “Prospectus Summary,” “Risk Factors,” Management’s Discussion and Analysis of Financial Conditions and Results of Operations,” “The International Containership Industry,” “Business,” and “Experts.”

Yours faithfully,

Nigel Gardiner

Group Managing Director

Drewry Shipping Consultants Ltd

LONDON | DELHI | SINGAPORE | SHANGHAI

Drewry Shipping Consultants, 15-17 Christopher Street, London EC2A 2BS, United Kingdom

t: +44 (0) 20 7538 0191    f: +44 (0) 20 7987 9396    e: enquiries@drewry.co.uk

Registered in England No. 3289135  Registered VAT No. 830 3017 77

www.drewry.co.uk